UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
November 6, 2008

EUROBANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Puerto Rico	000-50872	66-0608955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

State Road PR-1, Km. 24.5 Quebrada Arenas Ward San Juan, Puerto Rico 00926
(Address of principal executive offices) (Zip Code)

(787) 751-7340
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A is filed to correct Exhibit 99.1 of the initial Current Report on Form 8-K filed by EuroBancshares, Inc. with the Securities and Exchange Commission on November 6, 2008, on which, in the table titled “EUROBANCSHARES, INC. AND SUBSIDIARIES OPERATING RATIOS AND OTHER SELECTED DATA (Dollars in thousands, except per share data) Unaudited,” we inadvertently presented a book value per common share as of September 30, 2008 of $7.53, instead of $7.45, and a year-to-date provision for loan and lease losses at September 30, 2008 of $23,300, instead of $25,800. Except for these corrections, no other changes were made to the Exhibit 99.1 of the initial Form 8-K.

Item 2.02	Results of Operations and Financial Condition.

This information set forth under “Item 2.02. Results of Operations and Financial Condition,” including the Exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

On November 12, 2008, EuroBancshares, Inc. issued a corrected press release of its original press release, issued on November 6, 2008, announcing its financial results for the third quarter ended September 30, 2008. A copy of the corrected press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Corrected press release of EuroBancshares, Inc., dated November 12, 2008, announcing its financial results for the third quarter ended September 30, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROBANCSHARES, INC.

Date: November 12, 2008	By:	/s/ Rafael Arrillaga-Torréns, Jr.
Rafael Arrillaga-Torréns, Jr.
Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Corrected press release of EuroBancshares, Inc., dated November 12, 2008, announcing its financial results for the third quarter ended September 30, 2008.